                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 12, 1995, with respect to the combined finan-cial statements of DirectAmerica Corporation and California Production Group, Inc. included in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-06007) and related Prospectus of National Media Corporation for the regis-tration of 2,300,000 shares of its common stock.

                                      Ernst & Young LLP

Philadelphia, Pennsylvania

July 2, 1996